UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 22, 2014
Date of Report (Date of earliest event reported)

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Timothy Butler, who served as a Director of Ecology and Environment, Inc. (the “Company”) since 2003, passed away on April 22, 2014.  Mr. Butler served on the Company’s Audit Committee and was designated as the Audit Committee financial expert.

At the Company’s annual meeting of shareholders held on January 16, 2014, Mr. Butler was elected to a one year term as a Director by holders of the Company’s Class A Common Stock.  The Company’s Board of Directors is considering candidates to succeed Mr. Butler for the remainder of his elected term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

Date:	April 25, 2014	/s/ Ronald L. Frank
Ronald L. Frank
Executive Vice President